UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             July 26, 2005

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into of a Material Definitive Agreement.

In connection with its review of the compensation arrangements of Affiliated Managers Group, Inc. (“AMG”), the Compensation Committee of the AMG Board of Directors engaged an independent compensation consultant to perform a survey of director compensation practices at companies in the AMG peer group.   This survey found that compensation for lead directors and committee chairpersons, as well as annual retainers, had increased throughout the peer group.  On that basis, the Board of Directors determined to increase lead director, committee chairperson and annual fee compensation, and accordingly approved the following compensation arrangements for non-employee directors of AMG:

Board of Directors:

Board of Directors Annual Fee	$50,000
Board of Directors Quarterly Meeting Fee	$2,500
Board of Directors Annual Option Award	11,250

Lead Director and Committee Service:

Lead Director Annual Fee	$50,000
Committee Membership Annual Fee	$10,000
Audit Committee Chair Annual Fee	$25,000
Compensation Committee Chair Annual Fee	$10,000
Nominating and Governance Committee Chair Annual Fee	$5,000

ITEM 7.01             Regulation FD Disclosure.

On July 28, 2005, AMG announced that it had completed its previously announced acquisition of First Asset Management Inc. A copy of the press release announcing the closing of the transaction is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1*	Press Release issued by the Company on July 28, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: August 1, 2005	By:	/s/ John Kingston, III
Name: John Kingston, III
Title: General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on July 28, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.